Exhibit 10.2

July 31, 2013

Andrew L. Pecora, M.D., F.A.C.P.
424 Hidden Valley Court
Wyckoff, NJ 07481

Dear Andrew:

This letter agreement is being written to serve as an amendment (this “Amendment”) to the employment agreement dated as of September 23, 2010 among you, NeoStem, Inc. (the “Parent”) and Progenitor Cell Therapy, LLC (“PCT”), as thereafter amended by letter agreements dated August 17, 2011 and April 10, 2012 (as so amended, the “Agreement”), pursuant to which you currently serve as Chief Medical Officer of the Parent, Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte, LLC (“Amorcyte”).

Except as set forth herein, the terms of the Agreement shall remain unchanged. Initially capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. This Amendment shall become effective on August 5, 2013 (the “Effective Date”).

1.
Effective as of the Effective Date, in lieu of serving as Chief Medical Officer of Parent, you shall serve as Chief Visionary Officer of the Parent with responsibilities consistent with that position and such other related duties as the CEO of the Parent shall reasonably request. You shall continue to serve as Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte. The “Term” of the Agreement shall expire on December 31, 2014.

2.
Effective as of the Effective Date, your annualized Base Salary shall be increased to $240,000; provided that you shall no longer be entitled to payment or reimbursement for travel or a dwelling in New York City. Commencing with the pay period ending August 15, 2013, you agree to accept your salary for each period during the Term, net of payroll taxes, (A) as to $210,000 through the issuance to you of shares of the Parent's common stock, par value $0.001 per share (“Common Stock”), which shall be comprised of (i) participation in the Parent's Employee Stock Purchase Plan (“ESPP”) all on the terms set forth therein and (ii) and fair market value priced shares of the Common Stock at the time of issuance, pursuant to the Parent's Amended and Restated 2009 Equity Compensation Plan (the “2009 Plan”); and (B) $30,000 paid in cash. No later than the first day of each calendar quarter during the term of this Amendment (or portion thereof with respect to the partial calendar quarter at the start of this agreement), you shall notify the Company by e-mail to the attention of Catherine Vaczy and Joe Talamo in the event you wish to modify the foregoing arrangement regarding the cash/stock split; provided that any change in your ESPP participation must be effected pursuant to the terms of the ESPP.

3.
You shall be granted on the Effective Date of this Amendment, an option under the Parent's 2009 Plan to purchase 27,500 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the Effective Date (the “Option”), which shall vest and become exercisable, subject to your continued employment, as to 5,000 shares on the Effective Date; as to 5,000 shares on December 31, 2013; as to 5,000 shares on December 31, 2014. The remaining 12,500 shares covered by the Option shall vest and become exercisable, subject to your continued employment, upon the occurrence of such performance conditions as shall be mutually agreed by you and the Parent prior to September 30, 2013. The Option is subject in all respects to all the terms and conditions of the 2009 Plan.

4. Options to purchase 20,000 shares of Common Stock held by you and vesting after December 31, 2014 shall vest and become exercisable, subject to your continued employment, on December 31, 2014.

Please acknowledge your agreement with the foregoing by executing as provided below.

NEOSTEM, INC.

By: /s/ Robin L. Smith
                         Name: Robin L. Smith, M.D.
    Title: Chief Executive Officer

PROGENITOR CELL THERAPY, LLC

By:    NeoStem, Inc., its sole member

By: /s/ Robin L. Smith
Name: Robin L. Smith, M.D.
Title: Chief Executive Officer

AMORCYTE, LLC

By:    NeoStem, Inc., its sole member

By: /s/ Robin L. Smith
Name: Robin L. Smith, M.D.
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

/s/ Andrew L. Pecora
Andrew L. Pecora, M.D., F.A.C.P.